UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 5, 2013


                           SKY HARVEST WINDPOWER CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-52410                      N/A
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

        1200 West 73rd Avenue, 11th Floor, Vancouver, BC, Canada V6P 6G5
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (604) 267-3041

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e -4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 5, 2013, we entered into an asset purchase agreement with Kelso Energy Ltd. and Barry Ireland (the "Vendors") whereby we acquired all the property, assets and undertaking of their vertical axis wind turbine manufacturing and sales business as a going concern, including all intellectual property rights, leasehold interests in two manufacturing facilities and related equipment, client and contact lists, and unfulfilled purchase orders. In consideration of the transfer of these assets, we have agreed pay a total of $65,000, issue 650,000 shares of our common stock, and grant incentive stock options to the vendor to acquire up to 550,000 shares of our common stock at a price of $0.10 for a period of five years to the Vendors, or their assigns. In addition, the Vendors will receive 500,000 voting shares of the subsidiary company that holds the turbine assets if that company's shares trade publicly on a recognized stock exchange or quotation system. As well, the Vendors are entitled to a royalty from us of $200 for every vertical axis wind turbine that we sell for a period of ten years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     99.1 Press Release dated July 9, 2013

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY HARVEST WINDPOWER CORP.


/s/ William Iny
----------------------------
William Iny
President

Date: July 9, 2013

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